                                                                      EXHIBIT 11

STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (EPS)

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
                                                                                          Historical-Primary EPS
                                                                        --------------------------------------------------------
                                                                              Nine Months Ended
                                                                        September 30,  September 30,  December 31,  December 31,
                                                                            1997          1996            1996          1995
                                                                        -------------  -------------  ------------  ------------
NET INCOME:
-----------------------------------------------------
Net income:
Income before provision for income taxes, as reported                    $16,033,000    $15,947,000    $ 6,929,000  $ 25,319,000
    Pro forma provision for income taxes (unaudited)                               -              -     (2,549,000)  (10,009,000)
                                                                         -----------    -----------    -----------  ------------
    Pro forma net income before extraordinary item                       $16,033,000    $15,947,000    $ 4,380,000  $ 15,310,000
  Extraordinary item, net of taxes                                          (766,000)             -              -             -
                                                                         -----------    -----------    -----------  ------------
    Pro forma net income (Actual for September 30, 1997)                 $15,267,000    $15,947,000    $ 4,380,000  $ 15,310,000
                                                                         ===========    ===========    ===========  ============
WEIGHTED AVERAGE SHARES OUTSTANDING:
-----------------------------------------------------
Applicable common shares:
  Average outstanding common shares during the period:
    Founders' shares: 17,032,058 issued January 1995                     $17,032,058     17,032,058     17,032,058    17,032,058
    Initial Public Offering: 9,056,250 shares issued August 1996           9,056,250      1,296,635      3,277,295             -
    AVCOM shares: 1,324,554 shares issued February 1997                    1,324,554      1,324,554      1,324,554     1,324,554
    PRG shares: 3,601,844 shares issued March 1997                         3,601,844      3,601,844      3,601,844     3,601,844
    LSI shares: 1,996,401 shares issued August 1997                        1,996,401      1,996,401      1,996,401     1,996,401
    Concurrent Offering shares: 2,400,000 shares issued February 1997      2,168,889              -              -             -
    Employee Stock Purchase Plan: 1,655 shares issued September 1997               9              -              -             -
    Options exercised for shares                                              60,822              -              -             -

  Outstanding stock options(a)                                               829,317        153,947       407,496
  Rounding                                                                         1             (2)           (1)            (1)
                                                                         -----------    -----------    -----------    ----------
    Weighted average number of common and common share
    equivalents outstanding                                               36,070,145     25,405,437     27,639,647    23,954,856
                                                                         -----------    -----------    -----------    ----------
Earnings per common and common equivalent share:
  Pro forma net income per common and common equivalent share
    before extraordinary item                                            $      0.44    $      0.63    $      0.16    $     0.64
  Extraordinary item, net of income taxes                                      (0.02)             -              -             -
                                                                         -----------    -----------    -----------    ----------
  Pro forma net income per common and common equivalent share
    (Actual for September 30, 1997)                                      $      0.42    $      0.63    $      0.16    $     0.64
                                                                         ===========    ===========    ===========    ==========

(a)  Based on the treasury stock method.


                                                                                       Historical-Fully Diluted EPS
                                                                         --------------------------------------------------------
                                                                              Nine Months Ended
                                                                         September 30,  September 30,  December 31,  December 31,
                                                                             1997           1996          1996          1995
                                                                         -------------  -------------  -----------   ------------
NET INCOME:
---------------------------------------------------------------
Net income:
Income before provision for income taxes, as reported                    $16,033,000    $15,947,000    $ 6,929,000    $25,319,000
    Pro forma provision for income taxes (unaudited)                               -              -     (2,549,000)   (10,009,000)
                                                                         -----------    -----------    -----------    -----------
    Pro forma net income before extraordinary item                       $16,033,000    $15,947,000    $ 4,380,000    $15,310,000
  Extraordinary item, net of taxes                                          (766,000)             -              -              -
                                                                         -----------    -----------    -----------    -----------
    Pro forma net income (Actual for September 30, 1997)                 $15,267,000    $15,947,000    $ 4,380,000    $15,310,000
                                                                         ===========    ===========    ===========    ===========
WEIGHTED AVERAGE SHARES OUTSTANDING:
---------------------------------------------------------------
Applicable common shares:
  Average outstanding common shares during the period:
    Founders' shares: 17,032,058 issued January 1995                      17,032,058     17,032,058     17,032,058     17,032,058
    Initial Public Offering: 9,056,250 shares issued August 1996           9,056,250      1,296,635      3,277,295              -
    AVCOM shares: 1,324,554 shares issued February 1997                    1,324,554      1,324,554      1,324,554      1,324,554
    PRG shares: 3,601,844 shares issued March 1997                         3,601,844      3,601,844      3,601,844      3,601,844
    LSI shares:  1,996,401 shares issued August 1997                       1,996,401      1,996,401      1,996,401      1,996,401
    Concurrent Offering shares: 2,400,000 shares issued February 1997      2,168,889              -              -              -
    Employee Stock Purchase Plan: 1,655 shares issued September 1997               9              -              -              -
    Options exercised for shares                                              60,822              -              -              -

  Outstanding stock options (a)                                            1,216,023        228,668        592,595
  Rounding                                                                        (1)            (1)                           (1)
                                                                         -----------    -----------    -----------    -----------
     Weighted average number of common and common share
     equivalents outstanding                                              36,456,849     25,480,159     27,824,747     23,954,856
                                                                         -----------    -----------    -----------    -----------
Earnings per common and common equivalent share:
  Pro forma net income per common and common equivalent share
    before extraordinary item                                            $      0.44    $      0.63    $      0.16    $      0.64
  Extraordinary item, net of income taxes                                      (0.02)             -              -              -
                                                                         -----------    -----------    -----------    -----------
    Pro forma net income per common and common equivalent share          $      0.42    $      0.63    $      0.16    $      0.64
      (Actual for September 30, 1997)                                    ===========    ===========    ===========    ===========

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(a) Based on the treasury stock method.